                                                                   EXHIBIT 10.19

                                   DRAFT ONLY

                          VALUE ADDED PARTNER AGREEMENT


                                     BETWEEN

                         XACCT TECHNOLOGIES (1997) LTD.

                                       AND

                              ---------------------

                          VALUE ADDED PARTNER AGREEMENT

                                     BETWEEN

                         XACCT TECHNOLOGIES (1997) LTD.

                                       AND

SECTION    TITLE                                                            PAGE
-------    -----                                                            ----
           RECITALS............................................................1
1.         DEFINITIONS.........................................................2
2.         OWNERSHIP AND ADMINISTRATION OF PRODUCT.............................3
3.         LICENSE GRANT.......................................................3
4.         PRICING, PAYMENT TERMS AND TAXES....................................4
5.         VALUE ADDED PARTNER RESPONSIBILITIES................................5
6.         XACCT RESPONSIBILITIES..............................................6
7.         ORDERS..............................................................7
8.         TERM AND TERMINATION................................................7
9.         RELATIONSHIP OF THE PARTIES.........................................8
10.        CONFIDENTIAL INFORMATION............................................9
11.        TRADEMARKS AND SERVICEMARKS.........................................9
12.        WARRANTY, LIABILITY, AND DISCLAIMERS...............................10
13.        INDEMNIFICATION....................................................10
14.        COMPLIANCE WITH APPLICABLE LAWS....................................10
15.        GOVERNMENT MATTERS.................................................11
16.        ENFORCEMENT OF AGREEMENT...........................................11
17.        NOTICE.............................................................11
18.        CONSTRUCTION AND INTERPRETATION....................................12
19.        NO OTHER RIGHTS....................................................12
20.        ENTIRE AGREEMENT...................................................12


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This non-exclusive value added partner agreement ("Agreement") with an Effective
Date commencing on the latest date appearing next to the parties' signatures, is made by and between XACCT Technologies (1997) Ltd., an Israeli corporation ("XACCT") with its principal place of business at 31 Lechi Street, Bnei Brak,
Israel 51200,  and                      ,  a company  existing under the laws of
              (the   "VAP")   with   its   principal   place  of   business   at
                                   , and contains the terms and conditions under
which XACCT and the VAP shall co-operate as detailed herein.

The following Exhibits are included herein by reference and/or attachment as integral parts of this Agreement:

- Exhibit A Discounts, Price List, and Payment Terms

- Exhibit B XACCT Technologies (1997) Ltd. End-user License Agreement

- Exhibit C XACCT Second-line Support Services, Training and Product Maintenance Services

- Exhibit D Certain Terms and Conditions of XACCT Licensors

- Exhibit E [EXTENDED PRODUCT MAINTENANCE AND SUPPORT PROGRAM]

In consideration of the promises and covenants hereinafter set forth, the parties agree as follows:

1.       Definitions

1.1 CONFIDENTIAL INFORMATION: means: all items identified as being confidential by the disclosing party, including: (i) any portion of the Product, in object and source code form, and any related technology, ideas, algorithms or any trade secrets; (ii) XACCT's business or financial information and plans; and
(iii) the terms of this Agreement. "Confidential Information" will not include information that the receiving party can show: (a) is or becomes generally known or publicly available through no fault of the receiving party; (b) is known by or in the possession of the receiving party prior to its disclosure, as evidenced by business records, and is not subject to restriction; (c) is lawfully obtained from a third party who has the right to make such disclosure
(d) is disclosed by the VAP as part of the business plan, monthly reports and details disclosed to XACCT pursuant to Section 5.3 (End-user Details).

1.2 DOCUMENTATION: means any user documentation, on any media, provided by XACCT or its licensors for use with the Products.

1.3 CHANNELS: means XACCT approved, agents, vaps, vars or system integrators acting as integrators of the Product in conformity with the terms and subject to the conditions of this Agreement.

1.4 END-USER: means the person or entity that agrees to the terms of the End-user License Agreement and is authorized to access and use the Product.

1.5 END-USER LICENSE AGREEMENT: means the shrink-wrap and electronic End-user license agreements provided by XACCT and included with each copy of the Product, current versions of which are attached hereto as Exhibit B.

1.6 FRONT-LINE SUPPORT SERVICES: means the support services provided by the VAP to its Channels and/or to its End-users, in the configuration, operation, and diagnosing of reported problems associated with Products.

1.7 LICENSE KEY: means the code provided to the End-user by XACCT or through the VAP for activation of the Product.


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1.8      PRODUCTS: means copies of the XACCT  computer  software  programs which are licensed in object code form and identified latest available Price List including any error corrections and updates provided by XACCT or its licensors. The Price List available at the time of the execution of this Agreement is set forth in Exhibit A.

[1.9    PRODUCT MAINTENANCE PROGRAM: MEANS THE XACCT SERVICES PROVIDED PURSUANT
TO AN END-USER UPON THE PAYMENT OF THE APPLICABLE ANNUAL FEES DUE TO BECOME A MEMBER OF THE XACCT EXTENDED PRODUCT MAINTENANCE AND SUPPORT PROGRAM, AS MAY BE OFFERED FROM TIME TO TIME BY XACCT. THE CURRENT PRODUCT MAINTENANCE SERVICES BEING OFFERED BY XACCT ARE SET FORTH IN EXHIBIT E AND ARE SUBJECT TO MODIFICATION FROM TIME TO TIME. TO BE DISCUSSED]

1.10 SECOND-LEVEL SUPPORT SERVICES: means the XACCT second-level support services for the Products provided to the VAP in accordance with the terms set forth in Exhibit C.

1.11 TERRITORY: means with respect to a specific Product or category of Products, the European Union.

2. OWNERSHIP AND ADMINISTRATION OF PRODUCT

2.1 OWNERSHIP AND RETENTION OF RIGHTS. The VAP acknowledges that XACCT, or its licensors, own and shall retain all right, title and interest in and to: (i) the Products (including all copies and derivative works thereof, by whomever produced), and Documentation, including all intellectual property rights embodied therein (including but not limited to, translations of Documentation or marketing materials); (ii) all of the service marks, trademarks, trade names or any other designations, and (iii) all copyrights, patent rights, trade secret rights, and other proprietary rights in the Products and the VAP shall have no rights with respect thereto other than the rights expressly set forth in this Agreement.

2.2 PRODUCT ACTIVATION. XACCT employs a License Key which enables use of the Products. Products are shipped disabled and require a License Key for activation. XACCT administers the generation and distribution of License Keys. The Product packaging may include a code (certificate key) that can be used by the End-user or THE VAP to obtain a temporary License Key for evaluation purposes. If the End-user decides to purchase a license to use the Product and XACCT in its sole discretion accepts the order subject to the terms and upon the conditions hereof, XACCT then supplies either the End-user directly or through the VAP, a License Key to allow the End-user to activate the ordered Products.

2.3 ADMINISTRATION OF PRODUCTS. XACCT may include on the media with the Products additional computer programs which are not currently licensed for use by either the VAP or End-user and to which the License Key will not permit access. Inclusion of such additional computer programs in no way implies a license from XACCT and access or use of such programs is strictly prohibited unless the License Key provided by XACCT specifically authorizes such access and use.

3.  LICENSE GRANT

3.1 LICENSE TO DISTRIBUTE PRODUCTS. Subject to the terms and conditions of this Agreement XACCT hereby grants to the VAP:

3.1.1 a revocable, non-exclusive, non-transferable, license, in the Territory only, to market, distribute (on the basis of the End-user License Agreement), and install the Products and associated Documentation but only to End-users;

3.1.2 a revocable, non-exclusive, non-transferable, license, in the Territory only, to market and distribute the shrink wrapped versions of the Products and associated Documentation, but only to the XACCT approved Channels and XACCT approved End-users, provided, however, that the VAP enters into a written agreement with each such Channel which contains provisions on confidentiality and proprietary rights protections, Product use restrictions, indemnities, liability limitations and warranty disclaimers which are at least as protective of XACCT and its licensors


                                     Page 3

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as those provisions contained in this Agreement including the Exhibits hereto as may be modified from time to time by XACCT or its licensors. Any and all Channels distributing the Product must be pre-approved by XACCT in writing.
XACCT expressly reserves the right to refuse approval of any Channel or End-user without providing reasons to the VAP. XACCT expressly reserves the right to require Channels to pass the XACCT training program prior to approving a Channel. In each case described in this Section 3.1.2 the ultimate End-user License Agreements for the Products shall between XACCT and the End-user. Each copy of the Product that is not directly delivered to the End-user shall be delivered to the VAP in a package (the "Package" containing the End-user license(s) and the user manual for such Product(s). The VAP and/or any Channel thereof shall deliver the whole and unopened Package to the End-user unless
XACCT agrees in writing for the specific integration of the Product(s) by the VAP and/or its Channels in a mutually agreed upon integration. The VAP shall use its best efforts to ensure that end-users who have licensed XACCT Products through the VAP, or through its Channels, comply with the terms and conditions set forth in the XACCT End-user License Agreements for the XACCT Products, as may be applicable from time to time.

3.1.3 a revocable, non-exclusive, non-transferable, license, in the Territory only, to demonstrate to, and to use Products to train and provide Front-line Support Services to its Channels or End Users in accordance with the policies in effect from time to time.

3.2 RESTRICTIONS ON USE. The VAP agrees: (i) not to create or attempt to create by reverse engineering, disassembly, decompilation or otherwise, the source code, internal structure, or organization of the Products, or any part thereof, from any object code or information that may be made available to it, or aid, abet or permit others to do so; (ii) not to remove any Product identification or notices of any proprietary or copyright restrictions from the Product or any support material; (iii) except for archival or back-up copies, not to copy the Product, develop any derivative works thereof or include any portion of the Product in any other software program; and (iv) not to provide use of the Products in a computer service business, rental or commercial timesharing arrangement.

Nothing in this Agreement is intended to grant any rights to the VAP under any patent or copyright of XACCT. The VAP acknowledges that XACCT, or its licensors, own and shall retain all right, title and interest in and to: (i) the XACCT Products (including all copies and derivative works thereof, by whomever produced), and documentation, including all intellectual property rights embodied therein (including but not limited to, translations of documentation or marketing materials); (ii) all of the service marks, trademarks, trade names or any other designations, and (iii) all copyrights, patent rights, trade secret rights, and other proprietary rights in the products and the VAP shall have no rights with respect thereto other than the rights expressly set forth herein.

3.3 DOCUMENTATION LICENSE. XACCT hereby grants the VAP a revocable, non-exclusive, non-transferable, license to use the Documentation and to make a reasonable number of copies of the Documentation solely for its own internal business purposes to support VAP's use of the Product in accordance with Section 3.1.

3.4 PROPRIETARY NOTICES. The VAP must reproduce and include the copyright notices and any other notices that appear on the original copy of a Product or Documentation on any copies made by the VAP on any media.

4.  PRICING, PAYMENT TERMS AND TAXES

4.1 PRICE. The VAP will pay to XACCT the suggested list price specified in Exhibit A less the applicable discount specified in Exhibit A for all Products, Second-Level Support Services and Product Maintenance Services ordered during the term of this Agreement as may be modified from time to time upon thirty (30) days notice. All prices are expressed in U.S. dollars.

4.2 PAYMENT TERMS. The VAP shall pay all invoices as per the payment terms as set forth in Exhibit A.

4.3 RESALE PRICE. The VAP is free to determine its own prices for the integration of the Products and Front-line Support Services. XACCT's current price list shows suggested End-user prices only. No employee or


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representative of XACCT has any authority to dictate or in any way inhibit the
VAP's pricing discretion with respect to the Products.

4.4    TAXES. The VAP shall bear and be responsible for:

4.4.1 the payment of all taxes in the Territory associated with the purchase or license of any Product or Second-Level Support Services or Product Maintenance Services, fees, duties or other amounts, however designated, including value added and withholding taxes which are levied or based upon such charges, or upon this Agreement. Taxes related to Products, Second-Level Support Services and Product Maintenance Services purchased or licensed pursuant to this Agreement shall be paid by the VAP or VAP shall present an exemption certificate acceptable to the taxing authorities, and

4.4.2 keeping all records and/or impounding or paying all taxes (e.g., national, local, self employment tax, foreign tax withholding, etc.) and any other charges required by and imposed by any taxing authority on payments to the VAP's employees or agents.

5.  THE VAP RESPONSIBILITIES

5.1 CREDIT APPLICATION. The VAP shall, as a condition of this Agreement, supply such credit and other financial details as may be requested by XACCT from time to time.

5.2 PROMOTION OF PRODUCT. The VAP shall use its best efforts to: (i) successfully promote, and solicit orders for, the Products, the Front-line Support Services and the Product Maintenance Services on a continuing basis;
(ii)  comply  with  good  business   practices  and  all  applicable   laws  and
regulations; and (iii) diligently perform all other duties as mutually agreed upon herein.

5.3 END-USER DETAILS. Prior to the acceptance of any order by XACCT, the VAP shall first disclose sufficient details on the identity of the proposed End-user, including but not limited to: the name and details of the End-user organization or entity, name of contact person, address, telephone, fax and e-mail numbers and such other details as XACCT may reasonably request from time to time.

5.4 PROVIDING FRONT-LINE SUPPORT SERVICES. As between XACCT and the VAP, the VAP shall be responsible for the installation of Products, assisting End-users in reaching optimal performance of and resolving problems with the Products, and instruction of the VAP's Channels in the use of the Products.

5.4.1 At a minimum, the VAP shall be able to: (i) answer general pre-licensing and post-licensing questions, including but not limited to questions, and (ii) perform installation and configuration of the system, and

5.4.2 The VAP and its Channels are solely responsible for any and all integration services and any third party product(s) integrated or supplied therewith.

5.5 COMPLIANCE WITH LAWS. The VAP shall be solely responsible for complying with the laws and regulations applicable in the Territory, or any nation, or political subdivision thereof, in which it engages in business in performing its responsibilities hereunder. The VAP will bear all expenses and costs related to compliance with such laws and regulations.

5.6 END-USER LICENSE. The VAP shall ensure that XACCT's End-user License Agreement is not tampered with or removed from the Product, and in all cases is delivered with every Product.

5.7 MAINTENANCE OF QUALIFIED INDIVIDUALS. The VAP shall, at its expense, retain a minimum of one (1) qualified technical support person at each The VAP office, who will: (i) maintain the integrity of the Product; and (ii)


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provide Front-line Support Services to the VAP's Channels. The VAP shall also provide one sales support person who will act as the VAP's liaison for all technical and other communications with XACCT .

5.8 TRAINING. The VAP shall, at its own cost and expense, register and send its qualified individuals and other application and/or sales engineers for training on an as required basis as detailed in Exhibit C. Attendance at the initial training and any major update, new feature or new Product training shall be a condition for the continuation of this Agreement. The receipt of training by the VAP shall not modify or limit any of the VAP's obligations under this Agreement.

5.9 PROBLEM RESOLUTION. The VAP shall keep XACCT informed on a regular basis as to any problems encountered with the Products and as to any resolutions arrived at for those problems. The VAP shall communicate promptly to XACCT any and all modifications, design changes or improvements to the Products suggested by any entity or person to the VAP. The VAP further agrees that XACCT shall acquire any and all right, title and interest in and to such suggested modification, design changes or improvements of the Products without the payment of any additional consideration to the VAP, its employees, its agents, or to any other entity or person.

[5.10 BUSINESS PLAN. WITHIN THIRTY (30) DAYS FOLLOWING THE EFFECTIVE DATE OF THIS AGREEMENT, THE VAP SHALL PROVIDE XACCT WITH A BUSINESS PLAN, IN FORM AND CONTENT REASONABLY SATISFACTORY TO XACCT. THE BUSINESS PLAN AT MINIMUM SHALL INCLUDE AN ANNUAL FORECAST OF SALE OF LICENSES TO THE PRODUCT AND THE STEPS THAT THE VAP SHALL TAKE TO ACHIEVE THIS FORECAST. THE VAP SHALL USE ITS BEST EFFORTS TO FOLLOW THE BUSINESS PLAN AND ACHIEVE THE SALES FORECASTS. XACCT MAY REQUEST MODIFICATIONS TO SUCH BUSINESS PLAN PRIOR TO ACCEPTANCE. THE BUSINESS PLAN, WHEN ACCEPTED BY XACCT, SHALL BE INCORPORATED INTO AND DEEMED A PART HEREOF. IN THE EVENT OF ANY FAILURE BY THE VAP TO PROVIDE A SATISFACTORY BUSINESS PLAN IN A TIMELY MANNER OR TO MEET THE TERMS OF SUCH BUSINESS PLAN, OR IN THE EVENT OF ANY FAILURE TO PROVIDE FULL AND ACCURATE INFORMATION, XACCT MAY, IN ADDITION TO OTHER REMEDIES AVAILABLE TO IT, SUSPEND THE RIGHT OF THE VAP TO MARKET XACCT PRODUCTS AND SERVICES OR TERMINATE THIS AGREEMENT. THE VAP SHALL SUBMIT AN ANNUAL BUSINESS PLAN THIRTY (30) DAYS PRIOR TO THE ANNUAL TERMINATION DATE OF THIS AGREEMENT. ]

5.11 MONTHLY REPORTS. The VAP shall provide monthly reports detailing the sale of licenses, pipe-line (queue) status , and prospect status (including failures). The failure of the VAP to provide such monthly reports in a timely manner shall be deemed a material breach of this Agreement. As part of the monthly reports the VAP shall disclose its relationships or pending relationships with competitors of XACCT.

5.12 COMPLIANCE. The VAP shall perform such acts and effectuate such documents as reasonably requested by XACCT or its licensors to ensure compliance by the VAP with the terms and conditions of this Agreement.

5.13 XACCT LICENSORS. The VAP agrees and undertakes to abide by the terms of conditions of Exhibit E, which may detail, from time to time, certain terms and conditions required by XACCT's licensors in relation to this Agreement or the Products.

6.  XACCT RESPONSIBILITIES

6.1 XACCT SECOND-LEVEL SUPPORT. During the term of this Agreement, subject to XACCT pre-certifying the VAP as a qualified provider of front line support services, and in consideration of payment for Second-Level Support Services by the End-user as may be specified in Exhibit A from time to time, XACCT agrees in such case to use its diligent commercial efforts to provide Second-Level Support Services to the VAP, as specified in Exhibit C from time to time.

6.2 MARKETING MATERIALS. XACCT will make available to the VAP, at its then prevailing value added partner rates, such marketing, promotional or other sales materials as XACCT may create and deem useful to assist the VAP in its marketing efforts with respect to the Products. The prices for such marketing materials as are set forth in Exhibit A subject to modification from time to time.


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An  initial  minimum  number of copies of  certain  marketing  materials  may be provided to the VAP at no cost other than reasonable freight, shipping and insurance upon approval of XACCT's Regional Sales Manager.

6.3 TRAINING. XACCT will use diligent commercial efforts to ensure that training is available to the VAP in the sales, installation, use, operation and support of the Products as detailed in Exhibit C hereto as may be modified from time to time.

7.  ORDERS

7.1 PURCHASE ORDERS. All orders are subject to acceptance by XACCT. Nothing contained in any purchase order, acknowledgment, or invoice shall in any way modify the terms or add any additional terms or conditions to this Agreement; provided, however, that such standard variable terms as quantity, delivery date, shipping instructions and the like, as well as tax exempt status, if applicable, shall be specified on each purchase order or acknowledgment. Purchase orders may be placed by fax, with a hard copy follow-up.

7.2 DELIVERY. XACCT shall acknowledge its acceptance of an order along with an estimation of freight, insurance and other charges to be borne solely by the VAP. Upon acceptance of an order by XACCT and the satisfaction of all XACCT prerequisites prior to delivery, XACCT shall arrange delivery to the VAP, by full or partial shipment, FCA XACCT's dock, the Product, Documentation, or marketing materials as appropriate. XACCT will make reasonable efforts to meet the estimated delivery date but shall not be liable for any failure to deliver for causes beyond its control. The VAP shall be responsible for all shipping, freight, handling, insurance and other charges, customs and duties. The VAP agrees to indemnify XACCT for any and all costs, fees and expenses incurred or accruing upon XACCT in relation to the shipment or delivery of the Products. Unless given written instruction, XACCT shall select the carrier. Delivery will be deemed complete and risk of loss or damage to the Products will pass to the VAP upon delivery to the first carrier. In no event shall XACCT have any liability in connection with shipment, nor shall the carrier be deemed to be an agent of XACCT.

7.3 CANCELLATION. In the event the VAP cancels a previously accepted order within seven (7) days prior to shipment, XACCT reserves the right to assess cancellation charges. Such cancellation charges shall not be punitive in nature and shall only cover XACCT's expenses in re-directing such canceled order.

7.4 THE VAP'S ACCEPTANCE OF ORDERS. The VAP shall not accept orders in XACCT's name nor under terms varying from those established herein.

8.  TERM AND TERMINATION

8.1    TERM. Unless earlier terminated this Agreement is for a period of twelve
(12) months commencing on the Effective Date, renewable for additional terms of twelve months subject in every case to section 8.3 below. This Agreement will not become effective until such time as the VAP has purchased a Demo Package as described in Exhibit C hereto.

8.2 TERMINATION FOR CAUSE. Either party has the right to terminate this Agreement if the other party breaches or is in default of any obligation hereunder, including the failure to make any payment when due, which default is incapable of cure or which, being capable of cure, has not been cured within thirty (30) days after receipt of written notice from the non-defaulting party or within such additional cure period as the non-defaulting party may authorize in writing.

8.3 TERMINATION FOR CONVENIENCE. Either party may terminate this Agreement for convenience by giving a sixty (60) day written notice to the other party.


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8.4    TERMINATION FOR BANKRUPTCY. XACCT may terminate this Agreement upon the filing by or against the VAP of any action under any applicable bankruptcy or insolvency law, which is not dismissed or otherwise favorably resolved within thirty (30) days of such event.

8.5 ADDITIONAL CAUSE FOR TERMINATION. In addition to the aforementioned, XACCT may terminate this Agreement with immediate effect if the VAP:

8.5.1 fails to secure or renew any license, permit authorization or approval for the conduct of its business with respect to the Products; or

8.5.2 challenges, assists a third party in challenging, or fails to assist XACCT in enforcing XACCT's right, title or interest in and to XACCT intellectual property asserted in this Agreement.

8.6 EFFECTS OF TERMINATION. Upon termination or expiration of this Agreement for any reason whatsoever, the VAP shall immediately: (i) cease all use of Products and Documentation; (ii) discontinue any use of the name, logo, trademarks, servicemarks or slogans of XACCT and the trade names of any Products; (iii) discontinue all representation or statements from which it might be inferred that any relationship exists between the VAP and XACCT; (iv) cease to promote, solicit orders for or procure orders for Products (but will not act in any way to damage the reputation or goodwill of XACCT or any Product); and
(v) return all Product, Confidential Information and related materials to XACCT.

8.7 CONTINUATION OF SUPPORT UPON TERMINATION. Notwithstanding anything to the contrary in Section 8.6, and provided that the VAP is not in breach of this Agreement, XACCT and the VAP will continue their obligations to each other for the purposes of providing Front-line Support Services to the VAP's Channels for up to two (2) months after the termination of this Agreement. The VAP may use the Products and other related materials necessary for such Front-line Support Services during such two (2) month period. The VAP shall be responsible for advising its Channels of the upcoming termination of Front-line Support Services and redirecting them to either XACCT or alternate XACCT service providers as may be designated from time to time by XACCT. Upon the VAP's fulfillment of its obligations to its Channels pursuant to this Section 8.7, the VAP shall cease representing itself as a service provider for Products.

8.8 NO HARM UPON TERMINATION. Except as otherwise expressly provided herein, upon the expiration or termination of this Agreement the VAP shall not be entitled to, and to the fullest extent permitted by law waives, any statutorily prescribed or other compensation, reimbursement or damages for loss of goodwill, clientele, prospective profits, investments or anticipated sales or commitments of any kind.

8.9    RESPONSIBILITIES UPON TERMINATION. Nothing in this Agreement will affect:
(i) the rights and liabilities of either party with respect to Products licensed to End-users prior to termination; (ii) any indebtedness then owing by either party to the other, or (iii) any liability for damages resulting from an actionable breach.

8.10 SURVIVAL OF TERMS. The following terms shall survive any expiration or termination of this Agreement: Sections: 2.1 Ownership and Retention of Rights;
3.2 Restrictions on Use; 4. Pricing and Payment Terms; 8. Term and Termination;
10. Confidential Information; 11.4 Defense of Trademarks; 12. Warranty, Liability, and Disclaimers; and 13.Indemnification.

9.  RELATIONSHIP OF THE PARTIES

9.1 INDEPENDENT CONTRACTORS. The relationship of XACCT and the VAP established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed: (i) to give either party the power to direct or control the day-to-day activities of the other, or (ii) to constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking. XACCT is in no manner


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associated with or otherwise connected with the actual performance of this
Agreement on the part of the VAP, nor with the VAP's employment of other persons or incurring of other expenses.

9.2 VAP'S EMPLOYEES. It is understood that the VAP is solely responsible for all of its employees and agents, its labor costs and expenses arising in connection therewith and for any and all claims, liabilities or damages or debts of any type whatsoever that may arise on account of the VAP's activities, or those of its employees or agents in the performance of this Agreement.

9.3 NON-EXCLUSIVE RELATIONSHIP. Nothing in this Agreement shall be construed as limiting XACCT's marketing or distribution activities or its appointment of other dealers, agents, value added partners, resellers, licensees or agents of any kind in any place.

10.  CONFIDENTIAL INFORMATION

10.1 PROTECTION OF CONFIDENTIAL INFORMATION. Each party will protect the other's Confidential Information from unauthorized dissemination and use the same degree of care that such party uses to protect its own highly confidential information. Neither party will disclose to third parties the other's Confidential Information without the prior written consent of the other party. Neither party will use the other's Confidential Information for purposes other than those necessary to directly further the purposes of this Agreement.

10.2 NOTIFICATION OF EMPLOYEES. Each employee or agent of the VAP, performing duties hereunder, shall be made aware of this Agreement and shall be bound, in writing, to comply with its terms and conditions including confidentiality.

10.3 NO COMPETE. The VAP undertakes that due to its access to confidential and proprietary information as a result of this Agreement that it will not develop, either directly or indirectly, a competitive product to that of XACCT's without first informing XACCT thereof subject further to, and without derogating from, the terms and conditions of this Agreement.

11.  TRADEMARKS AND SERVICEMARKS

11.1 AUTHORIZED USE OF TRADEMARKS. During the term of this Agreement, the VAP shall market the Products under the trademark or service marks (the "Marks") placed on the Products or otherwise used with respect to the Products by XACCT. XACCT reserves the right to change its Marks at any time. All advertising and other materials in which the Marks are used shall be subject to the prior written approval of XACCT. The VAP shall not add or attach to the Product or its packaging any label, marking or information that has not been approved in advance by XACCT in writing. Whenever the Marks are used, VAP shall indicate that such Marks are the property of XACCT or its licensors. The VAP shall have the right to indicate to the public that it is an authorized the VAP of the Products and use (within the Territory) the Marks to advertise and identify such XACCT Products. XACCT shall have the right to audit the VAP's use of the Marks for such purposes and require the VAP to modify such use as may be required by XACCT.

11.2 VAP MARKS. The VAP shall use no trademarks, trade names, service marks or other proprietary indicia in association with the Products other than the Marks, including, without limitation, any trademark or tradename owned by the VAP.

11.3 RIGHTS IN TRANSLATED MARKETING OR OTHER TRANSLATED MATERIALS. The VAP shall not allow or permit the translation of XACCT's Documentation or marketing materials without the prior written consent of XACCT. The use of any and all translated materials shall be submitted to XACCT for XACCT's written approval prior to use. In such case as such consent is granted any and all intellectual property rights in and to such translated materials shall be deemed "works for hire" on behalf of XACCT with any and all intellectual property rights therein and thereto passing to solely to XACCT, including but not limited to any claim of moral or other rights in the translations. The VAP agrees that it or its translators shall effectuate any and all documents required to achieve the intent of this Section 11.3.

11.4 Defense of Trademarks. The VAP will not at any time challenge, or assist others in challenging, XACCT's Marks or other proprietary rights, or do, cause to be done, or tolerate any act or thing contesting or in any way impairing or tending to impair any said right, title, and interest of XACCT.

12.  WARRANTY, LIABILITY, AND DISCLAIMERS

12.1 WARRANTY DISCLAIMER. EXCEPT FOR THE WARRANTY MADE DIRECTLY TO END-USERS IN EXHIBIT B (AS MODIFIED BY THE NEXT SENTENCE) XACCT MAKES NO WARRANTIES WITH RESPECT TO ANY PRODUCT, LICENSE OR SERVICE AND DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR ARISING FROM A COURSE OF DEALING OR USAGE OF TRADE AND ANY WARRANTIES OF NONINFRINGEMENT. THE VAP WILL HANDLE AND BE RESPONSIBLE FOR ALL WARRANTY RETURNS FROM ITS CHANNELS AND WILL BE ENTITLED TO (AND ONLY TO) CREDIT FOR AMOUNTS PAID TO XACCT FOR PROPERLY RETURNED, AS SPECIFIED IN EXHIBIT C, COPIES OF THE PRODUCTS THAT ARE NOT REPLACED.

12.2 LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, XACCT WILL NOT BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR: (i) ANY AMOUNTS IN EXCESS OF THE PRICE PAID TO XACCT WITH RESPECT TO THE PRODUCT THAT IS THE SUBJECT OF THE CLAIM DURING THE TWELVE MONTH PERIOD PRIOR TO THE DATE THE CAUSE OF ACTION AROSE; OR (ii) ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED; OR (iii) DAMAGES FOR LOST PROFITS OR LOST DATA; OR (iv) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES. Notwithstanding anything to the contrary herein, XACCT does not seek to limit its liability in the event death and personal injury as a result of its negligence.

12.3 DISCLAIMER OF OTHER REPRESENTATIONS. All representations made or agreements executed by the VAP pursuant to this Agreement shall be the VAP's sole responsibility. Furthermore, each such agreement shall contain an acknowledgment by any third party that it is not relying on any representations or warranties made by XACCT except for those warranties expressly made in XACCT's End-user License Agreement.

13.  INDEMNIFICATION

13.1 INDEMNIFICATION BY THE VAP. The VAP and each of its Channels shall, in each case, jointly and severally indemnify and hold XACCT and its licensors harmless from and against any and all claims, liabilities, losses, damages or judgments, including all legal fees and expenses related thereto: (i) that arise from or are connected with the VAP's or any of its Channels' modification, use or distribution of the Products not in strict accordance with this Agreement;
(ii) any misrepresentation or any breach of any warranty, covenant or agreement on the part of the VAP or any of its Channels; or (iii) from any third party claim or action against XACCT for injuries or damage to persons or property caused or claimed to have been caused by the negligent acts or omissions of the personnel of the VAP or any of its Channels while in the course of performing work under this Agreement.

14.  COMPLIANCE WITH APPLICABLE LAWS

14.1 EXPORT AND IMPORT CONTROLS. The VAP acknowledges that the Products and the technical data received from XACCT in accordance with the terms hereunder may be subject to Israeli, or Territory export and import controls, and in the performance of its obligations the VAP shall at all times strictly comply with all laws, regulations and orders, and agrees to commit no act which, directly or indirectly, would violate any Israeli or Territory law, regulations or orders.

14.2 AUTHORIZATIONS. The VAP shall, at its own expense, make, obtain, and maintain in force at all times during the term of this Agreement, all filings, registrations, reports, licenses, permits and authorizations (collectively "Authorizations") required under applicable law, regulation or order required for VAP to perform its obligations under this Agreement.

15.  GOVERNMENT MATTERS

15.1 GOVERNMENT USE. The VAP represents that it is not a government agency nor is it obtaining any XACCT material under this Agreement pursuant to or for the benefit of a government contract or with government funds. If the VAP is using or distributing any XACCT material or Product to or on behalf of any unit or agency of any government, then the VAP will ensure that such government's use of those items is governed by the End-user limitations and restrictions set forth in the End-user License Agreement.

16.  ENFORCEMENT OF AGREEMENT

16.1 GOVERNING LAW. This Agreement shall be exclusively governed by the laws of the State of Israel, as applied to agreements entered into and to be performed entirely within Israel between Israeli residents, without regard to the principles of conflict of laws or the United Nations Convention on Contracts for the International Sale of Goods.

16.2 JURISDICTION. Any action arising under or relating to this Agreement shall be brought solely in the appropriate court of Tel-Aviv, Israel. The parties hereto consent to the exclusive jurisdiction of the courts specified above, and expressly waive any objection to the jurisdiction or convenience of such courts.

16.3 ASSIGNMENT. This Agreement may not be assigned by the VAP without the prior written consent of XACCT. Assignment includes any direct or indirect change in the ownership or control of the VAP. XACCT may transfer its rights or perform its obligations hereunder without the VAP's approval.

16.4 WAIVER. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision.

16.5 INJUNCTIVE RELIEF. The parties agree that a breach of this Agreement adversely affecting XACCT's intellectual property rights in the Products or Documentation would cause irreparable injury to XACCT for which monetary damages would not be an adequate remedy and XACCT shall be entitled to equitable relief in addition to any remedies it may have hereunder or at law.

16.6 SEVERABILITY. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect.

16.7 FORCE MAJEURE. Except for the obligation to make payments, nonperformance of either party shall be excused to the extent performance is rendered impossible due to causes beyond such party's reasonable control.

17.  NOTICE

17.1 NOTICES. Any notice, report, approval or consent required or permitted hereunder shall be in writing and will be deemed to have been given if: (i) delivered personally; (ii) mailed by registered air mail postage prepaid; or
(iii) sent by facsimile followed by a hard-copy confirmation, to the respective addresses of the parties set forth below or as may be otherwise designated by like notice from time to time.

IF TO XACCT:         XACCT TECHNOLOGIES (1997) LTD.
Lechi Street
Bnei-Brak, Israel
Attention:           VP International Marketing and Sales
Telephone:           972 3-_6180040___-_____
Facsimile            972-3- 5799798____-______


IF TO VAP:

---------------

---------------
Attention:
Telephone:
Facsimile:

18.  CONSTRUCTION AND INTERPRETATION

18.1 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

18.2 SECTION HEADINGS. The section headings contained herein are for convenience of reference only and shall not be considered as substantive parts of this Agreement. The use of the singular or plural form shall include the other form and the use of the masculine, feminine or neuter gender shall include the other genders.

18.3 INTERPRETATION. In construing or interpreting this Agreement, the word "or" shall not be construed as exclusive, and the word "including" shall not be limiting.

18.4 INTERPRETATION OF AGREEMENT. The parties agree that this Agreement shall be fairly interpreted in accordance with its terms without any strict construction in favor of or against either party and that ambiguities shall not be interpreted against the drafting party.

19.  NO OTHER RIGHTS

19.1 Nothing contained in this Agreement shall be construed as conferring by implication, estoppel or otherwise upon either party hereunder any license or other right except the licenses, rights and uses expressly granted hereunder to a party hereto.

20.  ENTIRE AGREEMENT.

20.1 ENTIRE AGREEMENT. The provisions of this Agreement, including any Exhibits, constitutes the entire agreement between the parties with respect to the subject matter hereof, and this Agreement supersedes all prior agreements or representations, oral or written, regarding such subject matter. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party, except such sections as expressly stated may be modified from time to time by XACCT or by its licensors.

IN WITNESS WHEREOF, THE PARTIES HAVE CAUSED THIS AGREEMENT TO BE EXECUTED BY THEIR DULY AUTHORIZED REPRESENTATIVES

XACCT TECHNOLOGIES (1997) LTD.                   THE VALUE ADDED PARTNER

                                                 -------------------------------


------------------------------                   -------------------------------
(BY)ERIC GRIES                                   (BY)
PRESIDENT AND CEO
(Title)                                          -------------------------------
                                                 (Title)

------------------------------
(Date)                                           -------------------------------
                                                 (Date)

XACCT TECHNOLOGIES (1997)LTD.


------------------------------
(BY)DROR SOFER
VP INTERNATIONAL MARKETING AND SALES
(Title)

------------------------------
(Date)

             EXHIBIT A DISCOUNT, PRICE LIST, PAYMENT TERMS AND QUOTA

PAYMENT

1. Payment terms shall be net thirty (30) days from date of invoice. All payments shall be made in US dollars by wire transfer (Swift). XACCT retains the right to change payment terms upon prior notice to the VAP.

2. In order to ensure that XACCT is paid for the Products licensed through the VAP, XACCT shall retain any and all title and interest in the Products until paid for in full by the VAP or by the End-user (whichever may be applicable). XACCT authorises the VAP to arrange for licensing transactions in accordance and subject to the XACCT End-user License Agreement relating to the Products in the ordinary course of its business, subject to acceptance of any and all orders by XACCT and provided that in such case, the VAP hereby assigns in advance to XACCT any proceeds from the licensing of such Products.

3. The VAP shall not be permitted to offset any credits or amounts owed to it against amounts owed to XACCT, without prior written authorization by XACCT.

4. Subject to the pre-certification of the VAP as a qualified provider of front-line support, any payments for the XACCT Product Maintenance Programme will be billed annually in advance and are payable within thirty (30) days of receipt of XACCT's invoice at such rate as may be agreed by the parties from time to time.

5. XACCT may require satisfactory security as a condition to any alternative payment terms and XACCT shall have the right to require payment in advance if it believes, in its sole discretion, that payment of any amount due hereunder is or may become insecure.

6. In the event that any invoice is not paid when due, the VAP shall be subject to a late fee at the rate of 1.5% per month on the outstanding amount or the maximum rate permitted by law, whichever is less.

7. Should the VAP be in arrears in any payment of monies due to XACCT, XACCT may, in its sole discretion, withhold the acceptance of orders through the VAP and in such case arrange payment or the delivery of an order directly with and to End-users.

8. The VAP is entitled to a 35% VAP discount off of XACCT's VAP price list that may be in effect from time to time. The VAP's target quota for direct sales of XACCT Products or jointly developed or jointly bundled products related to fraud management (if any) and/or agreed upon services the first year of this Agreement is US$700,000 to be measured in terms of revenue to XACCT.

9. Upon execution of this Agreement the VAP will purchase the XACCT Start-up Kit (the "Start-up Kit") for $20,000 (plus any applicable value-added taxes or duties) as more fully described hereunder. The Start-up Kit shall include a non-exclusive revocable demonstration license (unlimited number of ISMs) for the
XACCTUSAGE product, to be installed at the VAP's network in               ;
installation services and training to assist in the installation of the demonstration system; sales and pre-sales training at a scheduled training XACCT course; and preliminary sales and marketing support from XACCT. XACCT will provide up to three (3) days of on-site training to up to four members of the VAP's technical support staff as part of the Start-up Kit purchased by the VAP. The VAP shall promptly reimburse XACCT for any and all out-of-pocket expenses incurred as a result of providing such training outside of Israel (including, INTER ALIA: flights, accommodation and daily per diem). XACCT will, from time to time, schedule and conduct training sessions, at its offices in Israel to which it will invite qualified value added resellers, integrators, and distributors to improve their sales and technical knowledge of XACCT products. The VAP will make best efforts to send the appropriate persons to attend such training sessions. There is no charge for the training session, however the VAP will bear all its own costs and expenses related thereto.

               EXHIBIT B XACCT TECHNOLOGIES (1997) LTD. END-USER
            LICENSE AGREEMENTS (SUBJECT TO CHANGE FROM TIME TO TIME)

                             [XIS- END-USER LICENSE]
                   [XACCTUSAGE] VERSION 3.__END-USER LICENSE]

EXHIBIT C XACCT SECOND-LEVEL SUPPORT SERVICES, TRAINING AND PRODUCT SUPPORT SERVICE


1. Except as set forth in this Agreement, and expressly subject to the VAP being pre-certified as a qualified provider of front line support services, the VAP will be solely responsible for training and support of End-users who have obtained licenses to use the Product in accordance with the terms and upon the conditions of this Agreement including, inter alia, the End-user License Agreement.

2. The VAP agrees that such training and support shall conform to the instructions and procedures as may be dictated by XACCT from time to time.

3. XACCT MANDATORY VAP TRAINING. XACCT will provide the VAP (including at least one technical sales person, and one technical support person) from each VAP with a minimum of 2 days of training and education at XACCT's facility in Israel or such other location as XACCT may designate, at a mutually agreed upon time, within 8 weeks from the Effective Date of this Agreement, or as may be agreed between XACCT and the VAP. The purpose of the initial training is to educate the VAP in the sales process, licensing, use and support of the Product. The VAP shall be responsible for any and all the transportation and lodging expenses incurred by its staff during the training course in Israel or at such other location as XACCT may designate. XACCT will provide the initial training to the VAP in Israel without charge as part of the start-up kit (the "Demo Package") to be purchased by the VAP. The VAP may request that XACCT conduct a training course at its site, and should XACCT agree to such request in its sole discretion, the VAP shall bear any and all traveling, lodging, meals, shipment and other reasonable expenses incurred by XACCT or its staff in connection with such training. The satisfactory completion of the XACCT training course is a mandatory pre-condition to the distribution of the Products pursuant to the Agreement. The failure of the VAP to pass the training course as set forth above shall be deemed a material breach of this Agreement. The VAP after completing and passing the XACCT training course will be responsible for training its Channels. XACCT retains the right to require Channels to be trained directly by XACCT.

4. NEW RELEASES: ADDITIONAL TRAINING. In the event XACCT issues a new major release of the Product, XACCT agrees to provide the VAP's personnel with additional training at the location and upon the terms and time schedule as specified in the Section 3 of this Exhibit C above, and after such training XACCT will permit the VAP's personnel to license and support the new version of the Product subject to the terms and conditions of this Agreement.

5. ADDITIONAL TRAINING, SUPPORT AND OTHER ASSISTANCE BY XACCT. The VAP may request additional technical and sales training, educational or other assistance, on a time and materials basis, at mutually agreed time and locations. XACCT may provide such services on such terms and subject to such conditions as it may deem appropriate, subject to the agreement of the VAP in advance of such terms and conditions. The VAP undertakes to promptly reimburse XACCT for all out of pocket expenses, including travel lodging and meals, incurred in connection with the additional training of the VAP personnel.

6.  XACCT SECOND LEVEL SUPPORT SERVICES.

6.1 GENERAL. XACCT will provide certain Second-Level Support Services to the VAP as may be necessary from time to time as further detailed herein. XACCT shall attempt to respond to inquiries from the VAP's personnel (but not directly from the End Users or the Channels) as set forth herein, and in such case as the required assistance is reasonably deemed an issue of Front-line Support Services XACCT may charge for such assistance on a time and materials basis.

6.2 COVERAGE. Subject to the terms and conditions hereof, XACCT will provide certain Second-Level Support Services to the VAP for the Product.

6.3    SECOND-LEVEL SUPPORT SERVICES. Second-Level Support Services consist of
(a) Error Correction and Telephone Support provided to the technical support contact concerning the installation and use of the then current release of Product and the Previous Sequential Release and (b) Product updates that XACCT in its discretion makes generally available. Product updates consist of one copy of published revisions to the printed documentation and one copy of revisions to the machine readable Product which are not designated by XACCT as products for which it charges a separate fee.

6.4 TERM AND TERMINATION. Second-Level Support Services shall be provided on a unit by unit basis for one year from the termination date of the 90 day warranty provided under the applicable End-User License Agreement. Second-Level Support Services shall be extended for so long as the End-User pays the annual fees for extended Product Maintenance and Support and is expressly subject to earlier termination as set forth in this Agreement.

       Either party may terminate Second-Level Support Services at the end of the original term or at the end of any renewal term by giving written notice to the other party at least forty-five (45) days prior to the end of such term. The foregoing shall in no way, form or manner diminish or derogate XACCT's right to terminate the Agreement as set forth in the Agreement.

       XACCT may suspend or cancel Second-Level Support Services if the VAP fails to make payment in accordance with this Agreement or breaches the Second-Level Support Services provisions and such breach is not remedied within thirty (30) days (10 days in the case of non-payment) after the VAP receives notice of the breach.

6.5 ERROR PRIORITY LEVELS. Subject to the payment of the Extended Product Maintenance and Support Fees for the applicable period by the End-user experiencing an Error, XACCT shall exercise commercially reasonable efforts to correct any Error reported by the VAP in the current unmodified release of Product in accordance with the priority level reasonably assigned to such Error by XACCT.

         a)       Priority A Errors -

                  XACCT shall promptly commence the following procedures:

                  1.       assign XACCT engineers to correct the Error;

                  2. provide the VAP with periodic reports on the status of the corrections; and

                  3. initiate work to provide the VAP with a Workaround or Fix.

         b)       Priority B Errors -

                           XACCT shall exercise commercially reasonable efforts to include the Fix for the Error in the next regular Product maintenance release.

         c)       Priority C Errors -

                  XACCT may include the Fix for the Error in the next major release of the Product.

        If XACCT believes that a problem reported by the VAP may not be due to an Error in the Product, XACCT will so notify the VAP. At that time, the VAP may
(1) instruct XACCT to proceed with problem determination at its possible expense as set forth below or (2) instruct XACCT that the VAP does not wish the problem pursued at its possible expense. If the VAP requests that XACCT proceed with problem determination at its possible expense and XACCT determines that the error was not due to an Error in the Product, the VAP shall pay XACCT, at XACCT's then-current and standard consulting rates, for all work performed in connection with such determination, plus reasonable related expenses incurred therewith. The VAP shall not be liable for (i) problem determination or repair to the extent problems are due to Errors in the Product or (ii) work performed under this paragraph in excess of its instructions or (iii) work performed after the VAP has notified XACCT that it no longer wishes work on the problem determination to be continued at its possible expense (such notice shall be deemed given when actually received by XACCT). If the VAP instructs XACCT that it does not wish the problem pursued at its possible expense or if such determination requires effort in excess of VAP's instructions, XACCT may, at its sole discretion, elect not to investigate the error with no liability therefor.

6.6    EXCLUSIONS.

       XACCT shall have no obligation to support:

       1) altered, damaged or modified Product or any portion of the Product incorporated with or into other software;

       2) Product that is not the then current release or immediately Previous Sequential Release;

       3) Product problems caused by the VAP's or the End-User's negligence, abuse or misapplication, use of Product other than as specified in the XACCT's user manual or other causes beyond the control of XACCT; or

       4) Product is installed or used in conjunction with a Network Architecture other than the Licensed Configuration (as defined in the End-User License Agreement) as had been disclosed to XACCT at the time of entering into the End-User License Agreement by the End-User.

XACCT shall have no liability for any changes in End-User's Network Architecture or components thereof which may be necessary to use Product due to a Workaround or maintenance release.

6.7 LIMITATION OF LIABILITY. XACCT's liability for damages from any cause of action whatsoever relating to XACCT's agreement to provide support services shall be limited to the amount paid by the VAP for the Second-Level Support Services for the applicable year. XACCT's liability shall be further limited as provided in the Distribution Agreement.

6.8 DEFINITIONS. Unless defined otherwise herein, capitalized terms used in this Section 6 of Exhibit C shall have the same meaning as set forth in the Distribution Agreement or in the End-User License Agreement as the case may be appropriate.

         "Error" means an error in Product to comply with the Product's specifications published by XACCT at the time of the first execution of the End-user License.

         "Error Correction" means the use of reasonable commercial efforts to fix bugs or provide work arounds in accordance with the Error Priority Levels.

         "Fix" means the repair or replacement of object or executable code versions of Product to remedy an Error.

         "Previous Sequential Release" means the release of Product which has been replaced by a subsequent release of the same Product. Notwithstanding anything else, a Previous Sequential Release will be supported by XACCT only for a period of six (6) months after release of the subsequent release.

         "Priority A Error" means an Error which renders Product inoperative.

         "Priority B Error" means an Error which substantially degrades the performance of Product or materially restricts the VAP's use of the Product.

         "Priority C Error" means an Error which causes only a minor impact on the End-User's use of Product.

         "Second-Level Support Services" means XACCT second-level support services as described in Section 6.3 of this Exhibit C.

         "Telephone Support" means technical support telephone assistance provided by XACCT to the technical support contact during normal business hours in Israel concerning the installation and use of the then current release of Product and the Previous Sequential Release.

         "Workaround" means a change in the procedures followed or data supplied by XACCT to avoid an Error without substantially impairing End-User's use of Product.

6.9 THESE TERMS AND CONDITIONS CONSTITUTE A SERVICE CONTRACT AND NOT A PRODUCT WARRANTY. THE PRODUCT AND ALL MATERIALS RELATED TO THE PRODUCT ARE
SUBJECT EXCLUSIVELY TO THE WARRANTIES SET FORTH IN THE END-USER LICENSE AGREEMENT. THIS ATTACHMENT IS AN ADDITIONAL PART OF THE AGREEMENT AND DOES NOT CHANGE OR SUPERSEDE ANY TERM OF THE AGREEMENT EXCEPT TO THE EXTENT UNAMBIGUOUSLY CONTRARY THERETO.

6.10 DIRECT END-USER OR CHANNEL SUPPORT BY XACCT. XACCT may from time to time, in its sole discretion, decide to offer Front-Line Support Services directly to End-users or to the Channels without derogation of the VAP's obligations and duties herein.

6.11 XACCT EXTENDED PRODUCT MAINTENANCE AND SUPPORT PROGRAM. The XACCT Extended Product Maintenance and Support Program are described in Exhibit E and subject to the Price List as set forth in Exhibit A.

            EXHIBIT D CERTAIN TERMS AND CONDITIONS OF XACCT LICENSORS

                       [MAY BE AMENDED FROM TIME TO TIME]

           EXHIBIT E EXTENDED PRODUCT MAINTENANCE AND SUPPORT PROGRAM


                                    Page 21